[Exhibit 99.3]


October 23, 2001

Referral Holdings Corporation
111 Congress Ave.
Suite 461
Austin, TX 78701

To Whom It May Concern:

Please consider this letter as immediate notice to the Officers, Directors, Shareholders and interested parties of Referral Holdings Corporation, that Roel Covarrubias has been offered, has accepted and will assume the position(s) of Chief Executive Officer and President of Referral Holdings Corporation effective immediately as of the date of his signed acceptance letter.

Respectfully,



/s/Glenn A. LaPointe
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CEO, President
Referral Holdings Corporation